Exhibit 99

Release Date:	Further Information:

IMMEDIATE RELEASE	David J. Bursic
July 23, 2014	President and CEO
or
Keith A. Simpson
Vice President and CAO
Phone: 412/364-1913

WVS FINANCIAL CORP. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR ENDED

JUNE 30, 2014 NET INCOME AND EARNINGS PER SHARE

Pittsburgh, PA — WVS Financial Corp. (NASDAQ: WVFC), the holding company for West View Savings Bank, today reported net income of $279 thousand or $0.14 per diluted share, for the three months ended June 30, 2014 as compared to $231 thousand or $0.11 per diluted share for the same period in 2013. The $48 thousand increase in net income during the three months ended June 30, 2014 was primarily attributable to a $161 thousand increase in net interest income, which was partially offset by an $88 thousand increase in non-interest expense, a $13 thousand increase in income tax expense, an $8 thousand decrease in non-interest income, and a $4 thousand increase in provisions for loan losses. The increase in net interest income during the three months ended June 30, 2014 was attributable to a $129 thousand increase in interest income and a $32 thousand decrease in interest expense. The increase in interest income was primarily attributable to higher average balances of U.S. Government agency mortgage-backed securities and U.S. Government agency bonds, and higher yields earned on the Company’s U.S. Government agency mortgage-backed securities, Federal Home Loan Bank (“FHLB”) stock, and U.S. Government agency bonds, which were partially offset by lower average balances of investment securities and loans outstanding, and lower yields earned on the Company’s loan and investment portfolios, when compared to the same period in 2013. The higher average balances of U.S. Government agency mortgage-backed securities and U.S. Government agency bonds were attributable to a reallocation of funds into these sectors. The lower average balance of investment securities was due to maturities and early redemptions within the portfolio, while the decrease in loan volumes was primarily due to lower volumes of construction loans. The decrease in interest expense was primarily attributable to lower rates paid on FHLB long-term borrowings, and time and passbook savings deposits, and lower average balances of FHLB short-term borrowings, which were partially offset by higher average balances of time deposits, FHLB long-term borrowings, and other short-term borrowings, and higher rates paid on FHLB short-term borrowings, when compared to the same period in 2013. The increase in non-interest expense was primarily attributable to higher employee related costs, legal expenses, provisions for off-balance sheet (loan origination) commitments, and professional fees and services, which were partially offset by decreases in data processing expenses during the three months ended June 30, 2014, when compared to the same period in 2013. The increase in income tax expense was primarily due to higher levels of taxable income. The decrease in non-interest income for the three months ended June 30, 2014 was primarily due to the absence of realized gains on the sale of investment securities, which was partially offset by increases in earnings on bank-owned life insurance, when compared to the same period in 2013. The increase in the provision for loan losses is attributable to changes in the Company’s performing and non-performing loan segments, when compared to the same period in 2013.

Net income for the fiscal year ended June 30, 2014 totaled $920 thousand or $0.45 per diluted share, as compared to $1.1 million or $0.53 per diluted share for the same period in 2013. The $176 thousand decrease in net income during the fiscal year ended June 30, 2014 was primarily attributable to an $88 thousand decrease in net interest income, a $104 thousand increase in non-interest expense, a $58 thousand decrease in non-interest income, and a $5 thousand decrease in credit provisions for loan losses, which were partially offset by a $69 thousand decrease in income tax expense. The decrease in net interest income during the fiscal year ended June 30, 2014 was attributable to a $138 thousand decrease in interest income which was partially offset by a $50 thousand decrease in interest expense. The decrease in interest income was primarily attributable to lower average balances of investment securities and loans outstanding, and lower yields earned on the Company’s loan portfolio, which were partially offset by higher average balances of U.S. Government agency mortgage-backed securities, and higher yields on the Company’s U.S. Government agency mortgage-backed securities portfolio and FHLB stock, when compared to the same period in 2013. The lower average balance of investment securities was due to maturities and early redemptions within the investment portfolio. The decrease in loan volumes was primarily due to lower volumes of construction loans and mortgage loans. The higher average balance of mortgage-backed securities was attributable to a reallocation of funds into U.S. Government agency floating-rate mortgage-backed securities. The decrease in interest expense was primarily attributable to lower rates paid on deposit accounts, which were partially offset by higher average balances of FHLB long-term borrowings and time and passbook savings deposits during the fiscal year ended June 30, 2014, when compared to the same period in 2013. The increase in non-interest expense was primarily attributable to increases in employee related expenses, federal deposit insurance premiums, and depreciation expenses related to the planned Windows® 7 upgrade to the Company’s personal computers and automated teller machines, which were partially offset by decreases in charitable contributions eligible for PA tax credits, provision for losses on off-balance sheet (loan origination) commitments, and other real estate owned expenses during the fiscal year ended June 30, 2014, when compared to the same period in 2013. The decrease in non-interest income for the fiscal year ended June 30, 2014 was primarily due to the absence of $101 thousand in recognized gains on the sale of two single-family real estate owned properties, the absence of $46 thousand in recognized gains on the sale of investment securities, an $11 thousand decrease in ATM fee income, and a $7 thousand increase in net impairment losses recognized in earnings related to the Company’s private label mortgage-backed securities, which were partially offset by a $136 thousand increase in earnings on bank-owned life insurance, when compared to the same period in 2013. The decrease in income tax expense was due to lower levels of taxable income. The decrease in the credit provision for loan losses is attributable to changes in the Company’s performing and non-performing loan segments, when compared to the same period in 2013.

Market interest rates continued to remain low by historical standards throughout the fiscal year ended June 30, 2014. In response to this environment, the Company continued to grow the U.S. Government agency floating rate mortgage-backed securities segment of the balance sheet. As market conditions improve, we anticipate continuing to grow our asset base.

WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC savings bank, which conducts business from six offices located in the North Hills suburbs of Pittsburgh, Pennsylvania. In January 2009, West View Savings Bank began its second century of service to our communities. The Bank wishes to thank our customers and host communities for allowing us to be their full service bank.

—TABLES ATTACHED—

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WVS FINANCIAL CORP. AND SUBSIDIARY

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in thousands except per share data)

	June 30, 2014 (Unaudited)	June 30, 2013 (Unaudited)
Total assets	$309,940	$287,576
Cash and Cash Equivalents	1,360	1,927
Certificates of Deposits	598	598
Investment securities available-for-sale	28,387	77,186
Investment securities held-to-maturity	22,047	26,420
Mortgage-backed securities held-to-maturity	215,335	139,268
Net loans receivable	29,724	31,531
Deposits	141,859	140,524
FHLB advances: long-term	111,696	17,500
FHLB advances: short-term	23,626	96,712
Other short-term borrowings	0	0
Equity	31,788	31,828
Book value per share – Common Equity	15.45	15.47
Book value per share – Tier I Equity	15.66	15.83
Annualized Return on average assets	0.30%	0.39%
Annualized Return on average equity	2.87%	3.45%
Tier I leverage ratio	10.17%	11.88%

WVS FINANCIAL CORP. AND SUBSIDIARY

SELECTED CONSOLIDATED OPERATING DATA

(In thousands except per share data)

	Three Months Ended June 30, (Unaudited)		Twelve Months Ended June 30, (Unaudited)
	2014	2013	2014	2013
Interest income	$1,548	$1,419	$5,821	$5,959
Interest expense	307	339	1,357	1,407
Net interest income	1,241	1,080	4,464	4,552
Provision for loan losses	9	5	(73)	(68)
Net interest income after provision for loan losses	1,232	1,075	4,537	4,620
Non-interest income	136	144	531	573
Non-interest expense	945	857	3,675	3,571
Income before income tax expense	423	362	1,393	1,622
Income taxes	144	131	473	542

NET INCOME	$279	$231	$920	$1,080

EARNINGS PER SHARE:
Basic	$0.14	$0.11	$0.45	$0.52
Diluted	$0.14	$0.11	$0.45	$0.52

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	2,057,888	2,057,930	2,057,920	2,057,930
Diluted	2,057,888	2,057,930	2,057,920	2,057,930